EXHIBIT 5.01









                                                                January 28, 1998



Elephant & Castle Group Inc.
303 IBM Tower
701 Georgia Street
Vancouver, B.C., Canada

         Re: Registration Statement on Form S-3 under the Securities Act of 1933

Ladies and Gentlemen:

               In our  capacity as special  counsel to  Elephant & Castle  Group
Inc., a corporation organized in the Province of British Columbia, (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-3, being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities act of 1933, as amended (the "Registration Statement"), covering an aggregate of 636,921 Common Shares, without par value (the "Common Shares"), which have been included in the Registration Statement for the account of the persons identified in the Registration Statement as Selling Stockholders.

               In that connection, we have relied as to certain matters upon an opinion of counsel, dated January 16, 1998, by Harper Grey Easton, a counsel to the Company, with respect to the due incorporation of the Company and an opinion of counsel, dated January 27, 1998, by D. David Cohen, a counsel to the Company, concerning the issuance of shares. We have also examined the Certificate of Incorporation and the By-Laws of the Company, both as amended to date, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Common Shares and such other instruments and documents as we have deemed relevant under the circumstances.
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Elephant & Castle Group, Inc.
January 28, 1998
Page 2



               In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

               Based upon and subject to the foregoing, we are of the opinion that:

                    1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Province of British Columbia.

                    2) The outstanding Common Shares being registered, and the Common Shares which have been reserved for issuance subject to conversion of the Debentures, or exercise of the Warrants and payment of the warrant exercise price, shall be duly and validly authorized and issued, fully paid and non-assessable.

               We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                                   Very truly yours,

                                                   PARKER DURYEE ROSOFF & HAFT


                                                   By: /s/Michael DiGiovanna
                                                       ---------------------
                                                       Michael DiGiovanna
                                                       A Member of the Firm